UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2015

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 18, 2015, StemCells, Inc. (the "Company") committed to a strategic realignment to fully focus its resources on its proprietary HuCNS-SC platform technology for the treatment of chronic spinal cord injury. As part of the realignment, on the same day, the Company initiated a reduction in its US-based workforce by 17 full-time employees, or approximately 25% of its current workforce of 74 employees. The Company expects to complete this reduction in force and record a one-time charge for severance and related expenses of approximately $400,000 in the first quarter ending March 31, 2016. The Company estimates that its cost savings plan and realignment to focus on spinal cord injury will reduce cash needs by approximately $20 million over the next two years.

A press release issued by the Company announcing its strategic realignment, dated December 23, 2015, is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On December 23, 2015, the Company issued a press release announcing its strategic realignment to focus corporate resources on developing its cell-based therapeutic as a potential treatment for chronic spinal cord injury.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

As part of its strategic realignment, the Company has suspended further enrollment of patients in its Phase II Radiant Study in geographic atrophy of age-related macular degeneration, while it seeks a partner to fund continued development of HuCNS-SC cells as a potential treatment of retinal disorders. The Company intends to continue following patients already treated in the study through their 12-month follow up visits.

Apart from statements of historical fact, the text of this Form 8-K and attached press release constitute forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of StemCells, Inc. (the "Company"); statements about expected cost savings and other benefits from the Company’s announced strategic restructuring plan; statements about the Company’s plans for its program in GA-AMD; and statements about and the prospect for continued clinical development of the Company's HuCNS-SC cells in CNS disorders. These forward-looking statements speak only as of the date hereof. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management's current views and are based on certain assumptions that may or may not ultimately prove valid. The Company's actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in its subsequent reports on Forms 10-Q and 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

December 23, 2015	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 23, 2015